EXHIBIT 10.5

AMENDMENT NO. 1 TO
EMPLOYMENT AGREEMENT

This amendment dated October 24, 2022 (the “Amendment”) amends the executive employment agreement dated May 28, 2020 (“Employment Agreement”), by and between Waitr Holdings Inc., a Delaware corporation (the “Company”) and Mark D’Ambrosio (“Executive”), and is effective the 24th day of October, 2022 (“Effective Date”).

WHEREAS, the Company and Executive desire to amend and restate Section 4.2(b), (c) and (d) of the Employment Agreement;

NOW, THEREFORE, in consideration of the above, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.Amendment and Restatement of Section 4.2. Section 4.2(b), (c) and (d) of the Employment Agreement is hereby amended and restated as follows:

“(b) Executive shall be eligible to receive an annual bonus, in the sole discretion of the Board. As of the date hereof, Executive is not owed any bonus by the Company pursuant to the terms of his Employment Agreement, nor has he been promised by the Company any bonus as of the date hereof.”

“(c) Reserved.”

“(d) Reserved.”

2.No Other Amendments or Supplements. Except as set forth in Section 1, the Employment Agreement shall remain in full force and effect as currently in effect.

3.Severability. Should any one or more of the provisions of this Amendment be determined to be illegal or unenforceable, all other provisions of this Amendment shall be given effect separately from the provision or provisions determined to be illegal or unenforceable and shall not be effected thereby.

4.Counterparts. This Amendment may be executed in multiple counterparts with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.

5.Entire Agreement. This Amendment and the Employment Agreement constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof.

6.Defined Terms. Defined terms used in this Amendment shall have the meaning ascribed to them herein or in the Employment Agreement.

IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment or has caused this Amendment to be executed on its behalf by a representative duly authorized, all as of the Effective Date.

Waitr Holdings, Inc.

By: /s/ Carl Grimstad
Carl Grimstad
Chief Executive Officer

Executive

/s/ Mark D’Ambrosio
Mark D’Ambrosio